UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2019

TARGET GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55066	46-3621499
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification No.

55 Administration Road, Unit 13, Vaughan, Ontario, Canada L4K 4G9

(Address of principal executive offices)                                      (Zip Code)

Registrant's telephone number, including area code: (647) 927-4644

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

For an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Emerging Growth Company ☐

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchanges on which registered
N/A	N/A	N/A

Explanatory Note

On March 5, 2019, Target Group Inc. filed a Current Report on Form 8-K (“Original 8-K”) reporting, among other things, that on March 1, 2019, it had completed the acquisition of CannaKorp Inc. (“CannaKorp”) pursuant to the terms and conditions of the Agreement and Plan of Reorganization dated January 25, 2019 (“Acquisition”). This amended Current Report on Form 8-K is being filed to amend and supplement the Original Form 8-K to provide historical financial statements of CannaKorp and the unaudited pro forma condensed consolidated financial statements of Target Group Inc.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The audited consolidated financial statements of CannaKorp Inc as of December 31, 2018 and 2017 and for the years then ended are filed herewith as Exhibit 99.2 and are incorporated herein by reference. The consent of Fruci & Associates II, PLLC is attached as Exhibit 23.1 to this amended Current Report.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined financial information of Target Group Inc. as of December 31, 2018 and 2017 and for the years then ended are filed herewith as Exhibit 99.3 and are incorporated herein by reference. The unaudited pro forma condensed combined balance sheet and the condensed combined Statements of Operations gives effect to the Acquisition as if it has occurred on December 31, 2018.

(d) Exhibits

Exhibit Index

Exhibit No.	Description

23.1	Consent of independent certified public accountant

99.2	Audited consolidated financial statements of CannaKorp Inc. as of December 31, 2018 and 2017.

99.3	Unaudited pro forma condensed combined financial information of Target Group Inc. as December 31, 2018 and 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2020	TARGET GROUP INC.
	By:	/s/ Anthony Zarcone
Chief Executive Officer